EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos.33-56766, 33-88968 and 333-30603 of BioTime, Inc. on Form S-8 of our report dated August 18, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended June 30, 1998.

We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.



DELOITTE & TOUCHE, LLP
San Francisco, California
September 23, 1998